GOLDEN STATE BANCORP INC.

I.  GOLDEN STATE BANCORP INC.

    A.  Golden State Holdings Inc.

        1.  California Federal Bank
                a.  August Financial Corporation
                b.  Auto One Acceptance Corporation
                    i.   Auto Depot, Inc.
                    ii.  Downey Auto Finance Corp.
                c.  Cal Fed Credit Inc.
                d.  Cal Fed Enterprises
                e.  Cal Fed Holdings, Inc.
                    i.   FGB Realty Advisors, Inc.
                    ii.  First Prudential Corporation
                    iii. FNB Real Estate Corp.
                    iv.  Oceanside Communities, Inc.
                f.  Cal Fed Investments
                    i.   Cal Fed Investments of Nevada
                g.  Cal Fed Mortgage Company
                h.  Cal Fed Service Corporation
                i.  Cal Fed Syndications
                j.  California Communities, Inc.
                k.  California Federal Preferred Capital Corporation
                l.  California UC Financial Corporation
                    (formerly known as United California Financial Corporation)
                m.  Capital Conveyance Company
                n.  CF Management Corp.
                o.  Development Credit Corporation
                p.  First Nationwide Mortgage Corporation
                    i.   FNC Insurance Agency, Inc.
                         a.  Cal Fed Insurance Agency, Inc.
                    ii.  Master Mortgage Company
                    iii. Verdugo Trustee Service Corporation
                q.  First Estate Corporation
                    i.   Crescent Bay Diversified, Inc.
                    ii.  Glenfed Development Corp.
                         a.  Glenfed Development Ventures Corp.
                    iii. Redlands Financial Services, Incorporated
                r.  FNB Mortgage Company, LLC
                s.  Franciscan Financial Corporation
                    i.   San Francisco Auxiliary Corporation
                t.  Unified Mortgage, LLC
                u.  United California Funding Corporation
                v.  United Resources Capital Corporation
                    i.   United Energy Finance Corporation
                w.  XCF Acceptance Corporation

    B.  Golden State Management Inc.

        1.  FGB Services, Inc.

        2.  GSB Aviation, Inc.

        3.  GSB Aviation (Two) LLC